UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials

[x]      Soliciting Material Pursuant to Section 240.14a-12

                                  Filing by:

                              GARAN, INCORPORATED
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             (Name of each Registrant as Specified in its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

        1)      Title of each class of securities to which transaction applies:

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        2)      Aggregate number of securities to which transaction applies:

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        3)      Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        4)      Proposed maximum aggregate value of transaction:

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        5)      Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount previously paid:

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        4)      Date Filed:

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GARAN               350 FIFTH AVENUE, NEW YORK, N.Y., 10118 (212) 563-2000
Incorporated




                                            July 31, 2002

To Our Shareholders:

As you may know, earlier this month Garan agreed to be acquired by Berkshire Hathaway Inc. at a price of $60 per share in cash. Consistent with the terms of the merger agreement, Garan's Board of Directors declared a quarterly cash dividend of $.25 per share payable on July 31, 2002 to shareholders of record on July 24th, 2002. We are pleased to enclose a check in payment thereof.

Assuming the transaction is approved by Garan shareholders, the enclosed will be the Company's final dividend payment to its public shareholders. We send this dividend with great thanks for our shareholders' confidence in Garan, and with deep appreciation to all who helped build and strengthen the Company over the past 61 years.

A Special Shareholders Meeting has been scheduled for 10:00 a.m. on Wednesday, September 4, 2002 at The Shelburne Murray Hill Hotel in New York City to consider approval of the merger. Shareholders of record of August 1, 2002, will be entitled to vote at this Meeting. We plan to mail the final proxy statement in early August. When you receive your proxy statement, please take time to read it carefully.

Sincerely,


     /s/ Seymour Lichtenstein                    /s/ Jerald Kamiel

         Seymour Lichtenstein                        Jerald Kamiel
         Chairman of the Board                         President


                               * * * * * * * * *

Garan shareholders are advised to read the definitive proxy statement regarding the acquisition of Garan referenced above, which will be distributed to shareholders and filed by Garan with the SEC. The proxy statement will contain important information which should be read carefully before any decision is made with respect to the merger. These documents will be made available to all shareholders of Garan at no expense to them. These documents also will be available at no charge at the SEC's web site, www.sec.gov.

Garan and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Garan's shareholders in favor of the merger. These directors and executive officers include Stephen Donohue, Rodney Faver, Jerald Kamiel, Richard A. Lichtenstein, Seymour Lichtenstein, Frank Martucci, Perry Mullen, Marvin S. Robinson, Alexander J. Sistarenik and William J. Wilson.

Collectively, as of July 12, 2002, the directors and executive officers of Garan may be deemed to beneficially own approximately 23.4% of the outstanding shares of Garan's common stock. Shareholders of Garan may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.